Exhibit 99.1

CONTACT:
Barry H. Bass
Chief Financial Officer
(301) 986-9200

bbass@first-potomac.com
First Potomac Realty Trust
7600 Wisconsin Avenue
11th Floor
Bethesda, MD 20814

www.first-potomac.com

FOR IMMEDIATE RELEASE
FIRST POTOMAC REALTY TRUST REPORTS
FOURTH QUARTER AND FULL-YEAR 2006 RESULTS
Highlights:
Fourth Quarter 2006
•	FFO per diluted share increases 52% over fourth quarter 2005 to $0.41, the midpoint of the Company’s previously issued guidance. EPS increases to $0.03 per diluted share from a loss of $0.09 during the same period in 2005.
•	Rental rates per square foot increase 31% and 4% on a GAAP basis for new and renewal leases, respectively.
•	Completes acquisitions of $42 million in the fourth quarter and an additional $41 million to date in the first quarter of 2007.
•	Completes offering of $125 million 4.0% Exchangeable Senior Notes in December 2006.
•	Reaffirms FFO guidance for full-year 2007 of $1.77 to $1.88 per diluted share.
Full-Year 2006
•	FFO per diluted share increases 11% to $1.62 year over year. Fully diluted EPS increases to $0.46 from $0.08 in 2005.
•	Rental rates per square foot increase 19% and 7% on a GAAP basis for new and renewal leases, respectively.
•	Completes acquisitions of $233 million through eleven separate transactions.
•	Total portfolio reaches 10.4 million square feet.
BETHESDA, MD (February 22, 2007) — First Potomac Realty Trust (NYSE: FPO), a self-administered, self-managed real estate investment trust that focuses on owning and operating industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, reported results for the three and twelve months ended December 31, 2006.
The Company’s net income for the fourth quarter of 2006 was $0.7 million, or $0.03 per diluted share, compared with a net loss of $1.8 million, or $0.09 per diluted share, for the fourth quarter of 2005. For the fourth quarter of 2006, the Company’s funds from operations (“FFO”) increased 87% to $10.3 million and FFO per diluted share increased 52% to $0.41 per diluted share.
Net income for 2006 was $10.0 million, or $0.45 per diluted share, compared with net income of $1.4 million, or $0.08 per diluted share, for 2005. For the year, the Company’s FFO increased 43% to $37.6 million and FFO per diluted share increased 11% to $1.62 per diluted share.
The Company’s portfolio was 88.0% leased at December 31, 2006. A list of the Company’s assets, as well as additional information regarding the Company’s results of operations can be found in the Company’s Fourth Quarter 2006 Supplemental Financial Report, which is posted on the Company’s website (www.first-potomac.com).

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Douglas J. Donatelli, chief executive officer of First Potomac Realty Trust, stated, “In 2006, we laid the foundation for significant growth at First Potomac. During the year, we acquired $233 million in assets, which, in the aggregate, had minimal impact on our 2006 results because of their value-add nature. We finished the year with strong leasing momentum, and this momentum has continued into 2007. The combination of continued strong demand in our markets and an acquisition strategy that is able to source both immediately accretive and value-add opportunities positions us for another year of growth at First Potomac.”
Recent Acquisitions
Gateway II (2550 Ellsmere Avenue, Norfolk, Virginia) - On November 2, 2006, the Company acquired a 42,429-square-foot flex/office property in Norfolk, Virginia, for $3.9 million in cash. The property was 100% leased to four tenants. The acquisition is expected to generate an unleveraged return on the purchase price of approximately 8.0% on both a cash and accrual basis.
Owings Mills Commerce Center (11460 and 11500 Cronridge Drive, Owings Mills, Maryland) - On November 15, 2006, the Company acquired a two-building, 132,765-square-foot flex/office property in Owings Mills, Maryland, for $16.6 million in cash. The property was 83% leased to seven tenants. The acquisition is expected to generate an unleveraged return on the purchase price of approximately 6.7% on a cash basis and approximately 6.9% on an accrual basis.
Park Central (8701, 8751 and 8801 Park Central Drive, Richmond, Virginia) - On November 17, 2006, the Company acquired a three-building, 204,280-square-foot flex/office property in Richmond, Virginia, for $21.7 million. The property was 78% leased to eight tenants. The acquisition was partially financed by the assumption of two separate mortgage loans of $4.9 million and $6.0 million, with an aggregate fair value of $11.7 million. The loans mature in 2009 and 2010, respectively, and have fixed interest rates of 8.0% and 8.3%, respectively. The balance of the acquisition was funded with available cash. The acquisition is expected to generate an unleveraged return on the purchase price of approximately 7.0% on a cash basis and approximately 7.3% on an accrual basis.
Greenbrier Circle Corporate Center (825 Greenbrier Circle and 1801 Sara Drive, Chesapeake, Virginia) and Greenbrier Technology Center I (814 Greenbrier Circle, Chesapeake, Virginia) - On January 9, 2007, the Company acquired two properties for $36.0 million. Greenbrier Circle Corporate Center is a two-building, 229,163-square-foot flex/office property in Chesapeake, Virginia. The property was 93% leased to twenty tenants. Greenbrier Technology Center I is a 95,843-square-foot flex/office property in Chesapeake, Virginia. The property was 88% leased to eleven tenants. The acquisition was funded with proceeds from the Company’s issuance of $125 million of Exchangeable Senior Notes in December, 2006. The properties are expected to generate a combined unleveraged return on the purchase price of approximately 8.4% on both a cash and accrual basis.
Pine Glen (7500-7516 Whitepine Road, Richmond, Virginia) – On February 20, 2007, the Company acquired an 86,720-square-foot flex/office property in Richmond, Virginia, for $5.3 million in cash. The property was 100% leased to three tenants. The acquisition is expected to generate an unleveraged return on the purchase price of 7.5% on a cash basis and 8.9% on an accrual basis.
Significant New Leases
Since September 30, 2006, and through the date of this release, the Company has executed over one million square feet of leases, which consists of approximately 650,000 square feet of renewal leases and 380,000 square feet of new leases. New leases executed include 45,150 square feet at River’s Bend Center, 40,000 square feet at 2000 Gateway Boulevard and 36,078 square feet at 13129 Airpark Road. At Diamond Hill Distribution Center, the Company renewed 387,000 square feet and leased an additional 68,500 square feet to an existing tenant. Also, the Company entered into a ten-year lease at Plaza 500 that includes 74,290 square feet of fenced storage space and 9,240 square feet of warehouse space. Rent will commence under the terms of these leases during the first half of 2007.

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Debt Offering
On December 11, 2006, the Company issued $125 million of Exchangeable Senior Notes for net proceeds of approximately $122.2 million, after discounts. The notes bear interest at a fixed rate of 4.0%. Under certain circumstances, the conversion premium associated with these notes may be exchanged for the Company’s common shares, cash or a combination of both. At the initial exchange rate, these notes are exchangeable for the Company’s common shares at an exchange price of $36.12 per share, which may be subject to adjustment under certain circumstances. The Company applied $7.6 million of proceeds from the issuance toward the purchase of a capped call option designed to reduce the potential dilution of common shares upon the exchange of the notes. The capped call protects the Company upon settlement against the dilutive effects of the conversion feature if the market price of the Company's common shares is between $36.12 and $42.14 per share. The Company applied the majority of the remaining proceeds toward the purchase of Greenbrier Circle Corporate Center and Greenbrier Technology Center I.
Debt Repayment
On October 2, 2006, the Company repaid the $8.3 million remaining principal balance on the mortgage that encumbered Interstate Plaza. The loan had a fixed interest rate of 7.45% and an effective interest rate of 5.3%. The repayment was funded with borrowings on the Company’s credit facility, and no prepayment penalties were incurred.
Subsequent Event
On January 29, 2007, the Company purchased from unaffiliated limited partners 171,723 partnership units (“OP Units”) in its operating partnership, First Potomac Realty Investment Limited Partnership (the “Operating Partnership”) for an aggregate purchase price of approximately $5.0 million, or $29.02 per OP Unit. After the transaction, the Company owns a 96.9% interest in the Operating Partnership with 768,931 OP Units held by other limited partners.
Financial Structure
At December 31, 2006, the Company’s debt-to-total-market capitalization ratio was 44.6% based on the Company’s closing stock price of $29.11. The Company’s interest coverage ratio for the quarter was 2.4 times and its fixed charge coverage ratio was 2.0 times compared with 2.4 times and 2.1 times, respectively, for the quarter ended September 30, 2006.
The $588.6 million of debt outstanding at December 31, 2006, was fixed-rate debt with a weighted average effective interest rate of 5.5% and a weighted average maturity of 5.6 years. On December 11, 2006, the Company used $73.2 million of the proceeds from its Exchangeable Senior Notes offering to repay the outstanding balance on its unsecured revolving credit facility. The Company had no borrowings outstanding under its credit facility at December 31, 2006.
Dividends
On January 10, 2007, the Company increased its dividend by 9.7% to $0.34 per common share, equating to an annualized dividend of $1.36 per share. The dividend was paid on February 9, 2007, to common shareholders of record as of January 31, 2007.

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Earnings and FFO Guidance
The Company reaffirmed its previously issued full-year 2007 FFO guidance of $1.77 to $1.88 per diluted share and net income of $0.15 to $0.25 per diluted share.
The following presents a reconciliation of net income per diluted share to FFO per diluted share:

Guidance Range for Full-Year 2007	Low Range	High Range
Net income per diluted share	$0.15	$0.25
Real estate depreciation and minority interest per diluted share	1.62	1.63

FFO per diluted share	$1.77	$1.88

Barry Bass, chief financial officer of First Potomac Realty Trust, stated, “Leasing will once again be our first priority in 2007 as we expect to capitalize on strong fundamentals in our markets and our increasing strategic presence in these markets. The midpoint of our guidance represents 12.7% FFO growth, most of which we expect to be derived from leasing up the vacancy we acquired over the past 18 months. We expect to continue to pursue both immediately accretive acquisitions and those with value-add potential in order to provide the foundation for our future growth.”
Investor Conference Call and Webcast
First Potomac Realty Trust will host a conference call on Friday, February 23, 2007 at 11:00 a.m. ET, to discuss fourth quarter and year-end results. The number to call for this interactive teleconference is (913) 981-5543. A replay of the conference call will be available through May 23, 2007 by dialing (719) 457-0820 and entering the confirmation number, 1554303 when prompted for the pass code.
The Company will also provide an online Web simulcast and rebroadcast of its fourth quarter and year-end 2006 conference call. The live broadcast of the call can be accessed from the Investor Info page of First Potomac’s web site, www.first-potomac.com, on February 23, 2007, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for 90 days using the same links.
About First Potomac Realty Trust
First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning and operating industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company’s portfolio totals approximately 10.7 million square feet. The Company’s largest tenant is the U.S. Government.

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Non-GAAP Financial Measures
Funds from Operations – Funds from operations (“FFO”) represents net income (loss) before minority interest (computed in accordance with U.S. generally accepted accounting principles, or GAAP), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures and including gains (or losses) from debt restructuring excluding any gains or losses on the sale of property. The Company considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful additional indication of its performance. The Company also considers funds from operations an appropriate supplemental performance measure given its wide use by investors and analysts. The Company computes funds from operations in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, funds from operations does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. The Company’s FFO calculations are reconciled to net income in the Company’s Consolidated Statement of Operations included in this release.
NOI – The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements, and other income) less property and related expenses (property expenses, real estate taxes, and insurance). Management believes that NOI is a useful supplemental measure of the Company’s property operating performance because it provides a performance measure of the revenues and expenses directly associated with owning and operating commercial real estate properties, and provides a prospective not immediately apparent from net income. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenue and total operating expenses at the end of this release.
Same-Property NOI – The Company defines same-property NOI as NOI for the Company’s properties wholly owned during the entirety of the periods reported. The Company’s same-property NOI calculations are reconciled to NOI at the end of this release.
Forward Looking Statements
The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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FIRST POTOMAC REALTY TRUST
Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Revenues:
Rental	$23,256,383	$18,496,290	$87,533,629	$64,321,715
Tenant reimbursements and other	4,551,999	3,652,758	17,001,962	12,116,663

Total revenues	27,808,382	22,149,048	104,535,591	76,438,378

Operating expenses:
Property operating	5,540,813	4,066,315	20,192,342	13,477,435
Real estate taxes and insurance	2,448,271	1,977,870	9,026,310	6,439,830
General and administrative	2,331,859	2,249,213	9,831,787	7,940,276
Depreciation and amortization	9,542,297	7,339,943	34,535,752	24,751,142

Total operating expenses	19,863,240	15,633,341	73,586,191	52,608,683

Operating income	7,945,142	6,515,707	30,949,400	23,829,695

Other expenses (income):
Interest expense	7,501,644	5,861,853	28,499,876	20,191,205
Interest and other income	(288,501)	(58,854)	(1,031,519)	(137,010)
Loss on interest-rate lock agreement	—	—	671,230	—
Loss from early retirement of debt	—	2,451,447	121,015	2,546,150

Total other expenses	7,213,143	8,254,446	28,260,602	22,600,345

Income (loss) from continuing operations before minority interests	731,999	(1,738,739)	2,688,798	1,229,350

Minority interests	(27,541)	112,868	(122,544)	(90,802)

Income (loss) from continuing operations	704,458	(1,625,871)	2,566,254	1,138,548

Discontinued operations
Income (loss) from operations of disposed property	—	(160,684)	375,814	229,655
Gain on sale of disposed property	—	—	7,474,862	—
Minority interests in discontinued operations	—	10,747	(385,952)	(17,869)

Income (loss) from discontinued operations	—	(149,937)	7,464,724	211,786

Net income (loss)	$704,458	$(1,775,808)	$10,030,978	$1,350,334

Depreciation and amortization of real estate assets	9,542,297	7,339,943	34,535,752	24,751,142
Discontinued operations depreciation and amortization	—	39,875	3,000	146,215
Minority interests	27,541	(123,615)	508,496	108,671
Gain on sale of disposed property	—	—	(7,474,862)	—

Funds from operations (FFO)	$10,274,296	$5,480,395	$37,603,364	$26,356,362

Charges:
Loss on interest-rate lock agreement	—	—	671,230	—
Loss from early retirement of debt	—	2,776,209	121,015	2,870,912
Accelerated restricted share charges	—	—	424,233	—

FFO before charges	$10,274,296	$8,256,604	$38,819,842	$29,227,274

Basic net income (loss) per share:
Income (loss) from continuing operations	$0.03	$(0.08)	$0.12	$0.07
Income (loss) from discontinued operations	—	(0.01)	0.34	0.01

Net income (loss)	$0.03	$(0.09)	$0.46	$0.08

Weighted average common shares outstanding — basic	24,005,601	19,110,815	21,949,700	16,595,380

Diluted net income (loss) per share:
Income (loss) from continuing operations	$0.03	$(0.08)	$0.11	$0.07
Income (loss) from discontinued operations	—	(0.01)	0.34	0.01

Net income (loss)	$0.03	$(0.09)	$0.45	$0.08

Weighted average common shares outstanding — dilutive[1]	24,265,422	19,110,815	22,202,022	16,805,135

FFO per share — basic	$0.41	$0.27	$1.63	$1.48
Weighted average common shares and units outstanding — basic FFO	24,947,353	20,407,363	23,013,169	17,849,017

FFO per share — diluted	$0.41	$0.27	$1.62	$1.46
FFO per share — diluted — before charges	$0.41	$0.40	$1.67	$1.62
FFO per share — diluted — before charges plus gain on sale of disposed property	$0.41	$0.40	$1.99	$1.62
Weighted average common shares and units outstanding — diluted FFO	25,207,174	20,627,192	23,265,491	18,058,772

[1]	All potential common share equivalents are anti-dilutive for the fourth quarter of 2005.

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FIRST POTOMAC REALTY TRUST
Consolidated Balance Sheets

	December 31, 2006	December 31, 2005
	(unaudited)
Assets:
Rental property, net	$884,881,639	$668,730,088
Cash and cash equivalents	41,367,089	3,355,692
Escrows and reserves	11,139,285	9,818,004
Accounts and other receivables, net of allowance for doubtful accounts of $334,333 and $338,775, respectively	4,212,517	2,705,065
Accrued straight-line rents, net of allowance for doubtful accounts of $41,448 and $35,288, respectively	4,972,771	3,638,022
Deferred costs, net	9,005,830	6,675,659
Prepaid expenses and other assets	6,191,145	3,322,586
Intangible assets, net	32,796,521	29,518,100

Total assets	$994,566,797	$727,763,216

Liabilities:
Mortgage loans	$391,392,741	$369,266,174
Exchangeable senior notes, net of discount	122,234,375	—
Senior notes	75,000,000	—
Unsecured revolving credit facility	—	26,998,642
Accounts payable and accrued expenses	8,898,230	4,734,159
Accrued interest	2,419,470	1,618,091
Rents received in advance	3,196,156	2,932,172
Tenant security deposits	4,965,357	3,972,822
Deferred market rent	8,883,104	7,281,744

Total liabilities	616,989,433	416,803,804

Minority interests	13,991,759	21,628,564

Shareholders’ equity:
Common shares, $0.001 par value, 100,000,000 shares authorized: 24,126,886 and 20,072,755 shares issued and outstanding, respectively	24,127	20,073
Additional paid-in capital	430,270,708	338,563,952
Dividends in excess of accumulated earnings	(66,709,230)	(49,253,177)

Total shareholders’ equity	363,585,605	289,330,848

Total liabilities and shareholders’ equity	$994,566,797	$727,763,216

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FIRST POTOMAC REALTY TRUST
Net Operating Income (NOI)
Same-Property Analysis
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Total revenues	$27,808,382	$22,149,048	$104,535,591	$76,438,378
Property operating expenses	5,540,813	4,066,315	20,192,342	13,477,435
Real estate taxes and insurance	2,448,271	1,977,870	9,026,310	6,439,830

NOI	19,819,298	16,104,863	75,316,939	56,521,113

Less: Non same-property NOI	(5,277,599)	(1,666,416)	(26,531,350)	(8,889,825)

Same-property(1) NOI — accrual basis	$14,541,699	$14,438,447	$48,785,589	$47,631,288

Straight-line revenue, net	(515,165)	(317,035)	(1,022,195)	(1,122,967)
Deferred market rental revenue	(269,848)	(407,945)	(893,442)	(1,069,560)

Same-property NOI — cash basis	$13,756,686	$13,713,467	$46,869,952	$45,438,761

Change in same-property NOI — accrual basis	0.7%		2.4%
Change in same-property NOI — cash basis	0.3%		3.1%

(1)	Same property comparisons are based upon those properties owned for the entirety of the periods presented. Same property results for the periods compared exclude the results of the following non same-properties: 6600 Business Parkway, 403/405 Glenn Drive, Diamond Hill Distribution Center, Linden Business Center, Prosperity Business Center, Owings Mills Business Center, 1000 Lucas Way, River’s Bend Center, Northridge I & II, Crossways I, Sterling Park Business Center, 1408 Stephanie Way, Airpark Business Center, Chesterfield Business Center, Hanover Business Center, Gateway 270 West, Davis Drive, Indian Creek Court, Gateway II, Owings Mills Commerce Center and Park Central. Also, same property results for the twelve months ended December 31, 2006 and 2005 exclude the results of Reston Business Campus, 1400 Cavalier Boulevard, Enterprise Center, Glenn Dale Business Center, Gateway Centre, 1434 Crossways Boulevard and 2000 Gateway Boulevard.

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